UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

SHELTER ACQUISITION CORPORATION I

(Exact name of registrant as specified in its charter)

Delaware	001-40567	86-1273121
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Midland Street #1726 Quogue, New York	11959
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 553-2164

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	SHQAU	The Nasdaq Stock Market LLC

Class A common stock included as part of the units	SHQA	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SHQAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 25, 2022, Shelter Acquisition Corporation I (“Shelter” or the “Company”) filed a definitive proxy statement, as supplemented on December 7, 2022 (the “Proxy Statement”), relating to a special meeting of stockholders to approve, among other things, (i) amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment Proposal”) and (ii) an amendment to the Investment Management Trust Agreement, dated June 29, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental” and such proposal, the “Trust Amendment Proposal” and, together with the Charter Amendment Proposal, the “Proposals”). If approved, the Charter Amendment Proposal will change the date by which the Company must cease all operations (except for the purpose of winding up) if it fails to consummate a business combination from January 2, 2023 to June 30, 2023 or such earlier date as the Board of Directors (the “Board”) may determine to be in the best interests of the stockholders (which earlier date may be prior to January 2, 2023). In connection with the approval of the Charter Amendment Proposal, the holders of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Public Shares”), may elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the trust account (the “Voluntary Redemption”). The Company expects to complete the Voluntary Redemption on or around the Early Termination Date (as defined below).

On December 16, 2022, the Board unanimously determined that, subject to stockholder approval of the Proposals, it is in the best interests of the Company’s stockholders for the Company to cease operations and redeem all remaining Public Shares on December 21, 2022 (the “Early Termination Date”). Accordingly, subject to stockholder approval of the Proposals, on the Early Termination Date (i) the Company will complete the Voluntary Redemption, (ii) the Company will cease operations and redeem all remaining Public Shares on or around December 27, 2022 and (iii) the Company and Continental will amend the Trust Agreement to liquidate the trust account.

If the Proposals are approved, the last day of trading of the Public Shares is expected to be December 21, 2022. The special meeting will be held on Wednesday, December 21, 2022, at 9:00 a.m. Eastern Time, and the record date for the meeting is the close of business (New York time) on November 21, 2022.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Special Meeting and the board’s authority if the proposals at the Special Meeting are approved. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2022	SHELTER ACQUISITION CORPORATION I

	By:	/s/ Danion Fielding
	Name:	Danion Fielding
	Title:	Chief Financial Officer

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